As filed with the Securities and Exchange Commission on May 7, 2025

Registration No. 333-276953

Registration No. 333-260770

Registration No. 333-249883

Registration No. 333-234102

Registration No. 333-221609

Registration No. 333-212792

Registration No. 333-213945

Registration No. 333-198972

Registration No. 333-184186

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-276953)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-260770)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-249883)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-234102)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-221609)

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-212792)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-213945)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-198972)

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-8

(Registration No. 333-184186)

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

(Address, including zip code, of Principal Executive Offices)

Lions Gate Entertainment Corp. 2023 Performance Incentive Plan

Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

Lions Gate Entertainment Corp. 2017 Performance Incentive Plan

Lions Gate Entertainment Corp. 2012 Performance Incentive Plan

Starz 2016 Omnibus Incentive Plan

Starz 2011 Incentive Plan

Starz 2011 Nonemployee Director Incentive Plan

(Full title of the plan)

Adrian Kuzycz

Executive Vice President and Associate General Counsel

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(877) 848-3866

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

DEREGISTRATION OF SECURITIES

Lions Gate Entertainment Corp., a British Columbia corporation (the “Company” or “Lionsgate”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all securities of the Company’s Class A Voting Shares and Class B Non-Voting Shares, without par value, previously registered but that remain unsold or otherwise unissued under each such Registration Statements as of the date hereof:

1.	Registration Statement No. 333-276953, filed with the SEC on February 8, 2024, relating to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan;

2.	Registration Statement No. 333-260770, filed with the SEC on November 4, 2021, relating to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, as amended;

3.	Registration Statement No. 333-249883, filed with the SEC on November 5, 2020, relating to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, as amended;

4.

Registration Statement No.  333-234102, filed with the SEC on October 4, 2019, relating to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan and Lions Gate Entertainment Corp. 2017 Performance Incentive Plan;

5.	Registration Statement No. 333-221609, filed with the SEC on November 16, 2017, relating to the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan, as amended;

6.

Registration Statement No. 333-212792, filed with the SEC on August 1, 2016, relating to the Starz 2011 Incentive Plan, the Starz 2011 Nonemployee Director Incentive Plan and the Starz 2016 Omnibus Incentive Plan, as amended;

7.	Registration Statement No. 333-213945, filed with the SEC on October 3, 2016, relating to the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

8.	Registration Statement No. 333-198972, filed with the SEC on September 26, 2014, relating to the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan; and

9.	Registration Statement No. 333-184186, filed with the SEC on September 28, 2012, relating to the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan.

These Post-Effective Amendments are being filed in connection with the closing on May 6, 2025 of the transactions contemplated by that certain Arrangement Agreement (the “Arrangement Agreement”), dated as of January 29, 2025, as amended by an amending agreement (the “Arrangement Agreement Amendment”) dated March 12, 2025, by and among the Company, Lionsgate Studios Corp. (formerly known as Lionsgate Studios Holding Corp.), a British Columbia corporation (the “Company” or “New Lionsgate”), Lionsgate Studios Holding Corp. (formerly known as Lionsgate Studios Corp.), a British Columbia corporation (“Legacy LG Studios”) and LG Sirius Holdings ULC, a British Columbia unlimited liability corporation that was voluntarily dissolved in accordance with Section 314 of the Business Corporations Act (British Columbia) and the regulations made thereunder.

As a result of the Arrangement Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any securities that had been registered but remain unsold at the termination of the offering, the Company hereby amends the Registration Statements to remove from registration all securities, as applicable, registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on May 7, 2025.

Lions Gate Entertainment Corp.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.